Exhibit 99.1

Amedica Corporation Appoints Eric A. Stookey to the Board of Directors

SALT LAKE CITY, October 7, 2014 — Amedica Corporation (Nasdaq: AMDA), a biomaterial company focused on silicon nitride ceramics as a material platform to develop, manufacture and commercialize novel medical devices, is pleased to announce the appointment of Eric A. Stookey as a new independent member to the Company’s Board of Directors, effective immediately.

“We are delighted to welcome Eric to our Board of Directors,” said Dr. Sonny Bal, Chairman and CEO of Amedica Corporation. “Eric’s depth of knowledge and executive experience will be vital to our decision making processes. His extensive commercial expertise in orthopedics will be invaluable to the Board and provide key support as we execute on our strategy in positioning Amedica’s silicon nitride technology platform as the standard of care in spine and other medical applications.”

Eric A. Stookey most recently served as the President of the Extremities-Biologics division at Wright Medical Group, Inc. (Nasdaq: WMGI) until August 2014. Mr. Stookey served in various other marketing and sales positions at Wright Medical Group, Inc. since 1995, including as the Senior Vice President and Chief Commercial Officer from January 2010 to November 2011, as the Vice President North American Sales from 2007 to January 2010, as the Vice President US Sales from 2005 until 2007, as the Senior Director of Sales, Central Region, from 2003 to 2005 and as the Director of Marketing for Large Joint Reconstruction Products from 2001 to 2003. He was also employed by DePuy Orthopedics, Inc. from 1993 to 1995. Mr. Stookey earned his Masters of Business Administration degree from Christian Brothers University and his Bachelor of Science degree in Business from the Indiana University School of Business.

“Amedica is poised for an exciting future with the Company’s foundational technology and core management team now strengthened through the recent leadership additions,” stated Mr. Stookey. “I am thrilled to join the Board and look forward to helping the team accelerate growth and solidify its position as the definitive leader in silicon nitride ceramics.”

In addition to Mr. Stookey’s appointment as an independent director to Amedica’s Board of Directors, he was also appointed to serve on the Company’s Audit and Compensation Committees.

About Amedica Corporation

Amedica is a company focused on the development and application of medical-grade silicon nitride ceramics. Amedica markets spinal fusion products and is developing a new generation of orthopaedic bearings for hip and knee arthroplasty. Amedica operates an ISO 13485 certified manufacturing facility and its spine products are FDA cleared, CE marked, and currently marketed in the U.S. and select markets in Europe and South America.

The Company’s web site for news releases and other information is www.amedica.com.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of Amedica and members of its management team with respect to Amedica’s future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, Amedica’s market opportunities, growth, future products, market acceptance of its products, sales and financial results and such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of Amedica’s products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in Amedica’s Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 31, 2014, and in Amedica’s other filings with the SEC. Amedica disclaims any obligation to update any forward-looking statements.

Contact:

Mike Houston

Director of Investor Relations

801-839-3534

mhouston@amedica.com